UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Definitive Information Statement

BLACKBOXSTOCKS INC. (Name of Registrant as Specified in its Charter)

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BLACKBOXSTOCKS INC.

5430 LBJ Freeway, Suite 1485

Dallas, Texas 75240

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Blackboxstocks Inc.:

This Information Statement is furnished to holders of shares of Common Stock, $0.001 par value (the “Common Stock”) of Blackboxstocks Inc. (“Blackboxstocks,” “we,” “us” or the “Company”). We are sending you this Information Statement to inform you that the holder of all of our issued and outstanding shares of Series A Convertible Preferred Stock has approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation that will effect reverse split of the Company’s Common Stock at a ratio of one-for-three (the “Split Ratio”).

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. As described in this Information Statement, the foregoing Amendment was approved by our Board of Directors (the “Board”) by written consent on June 12, 2019. Thereafter, on June 12, 2019, the stockholder of the Company (the “Consenting Stockholder”) holding all of our issued and outstanding shares of Series A Convertible Preferred Stock, adopted by written consent a resolution approving the Amendment. Such written consent constitutes the only stockholder approval required to amend the Company’s Articles of Incorporation under the Nevada Revised Statutes. Because the written consent of the Consenting Stockholder satisfies all applicable stockholder voting requirements, the Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement carefully and in its entirety for a description of the action taken by the Company.

The actions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. This Information Statement is being mailed on or about June 24, 2019 to stockholders of record on June 12, 2019 (the “Record Date”).

By order of the Board of Directors

/s/ Gust Kepler
Gust Kepler

President and Chief Executive Officer
Dallas, Texas
June 24, 2019

BLACKBOXSTOCKS INC.

5430 LBJ Freeway, Suite 1485

Dallas, Texas 75240

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement (the “Information Statement”) is being mailed on or about June 24, 2019 to the holders of record at the close of business on June 12, 2019 (the “Record Date”), of the Common Stock (the “Common Stock”) of Blackboxstocks Inc., a Nevada corporation (“Blackboxstocks,” “we,” “us” or the “Company”), in connection with an action taken by written consent of the holder of all of our issued and outstanding shares of Series A Converible Preferred Stock (“Series A Preferred”) in lieu of a meeting to approve an Amendment (the “Amendment”) to our Articles of Incorporation, as amended to date (the “Articles”), effecting a reverse split of the Company’s Common Stock (the “Reverse Stock Split”) at a ratio of one-for-three (the “Split Ratio”).

The sole member of the Board of Directors (the “Board”) and the stockholder beneficially owning 6,995,000 issued and outstanding shares of our Common Stock and all 5,000,000 issued and outstanding shares of our Series A Preferred Stock (the “Consenting Stockholder”) have executed written consents approving the Amendment. The Consenting Stockholder held of record on the Record Date approximately 30% of the total issued and outstanding Common Stock of the Company and 100% of our issued and outstanding Series A Preferred Stock, which was sufficient to approve the proposed Amendment. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with this action. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Pursuant to NRS 78.390, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend the Articles. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholder who owns shares representing all of our Series A Preferred stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. The corporate action described herein may be effective as early as 20 days (the “20-day Period”) after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about July 15, 2019.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Forward Looking Statements

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical information provided herein are forward-looking and may contain information about financial results, economic conditions, trends and known uncertainties. We caution the reader that actual results could differ materially from those expected by us depending on the outcome of certain factors, including, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, that the Reverse Stock Split will not be consummated in a timely manner or at all, as well as other risks and uncertainties that are described in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligations to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this information statement, including, without limitation, changes in our business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

VOTE REQUIRED TO APPROVE THE AMENDMENT

The shares of Common Stock and Preferred Stock are the only classes of voting securities of the Company outstanding (the “Voting Stock”). Each share of Common Stock is entitled to one (1) vote per share on all matters submitted to a vote of the stockholders. As of the Record Date, there were 23,145,500 shares of Common Stock issued and outstanding. Each share of Series A Preferred stock of the Company is entitled to one hundred (100) votes per share on all matters submitted to a vote of the stockholders. As of the Record Date, there were 5,000,000 shares of Series A Preferred stock issued and outstanding, collectively representing 500,000,000 votes on each matter presented to the stockholders for a vote. For the approval of the Amendment, the consent of a majority of the voting power on the Record Date, or 261,572,751 total stockholder votes, was required for approval by written consent without a meeting.

CONSENTING STOCKHOLDER

On June 12, 2019, the Board unanimously adopted resolutions declaring the advisability of, and recommending that stockholders approve, the Amendment to the Company’s Articles to effect a Reverse Stock Split of the Company’s Common Stock at a Split Ratio of one-for-three. In connection with the adoption of such resolutions, the Board elected to seek the written consent of the holder of all of our issued and outstanding shares of Series A Preferred Stock in order to reduce the costs and implement the proposal in a timely manner.

On June 12, 2019, the Consenting Stockholder, Gust Kepler, who is also our sole Director and the President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company, who on the Record Date owned shares of the Company’s issued and outstanding voting stock entitled to 506,995,000 votes, representing approximately 97% of the votes on all matters submitted to a vote of the stockholders, consented in writing to the proposed Amendment.

Under Section 14(c) of the Exchange Act, the filing of the Amendment effecting the Reverse Stock Split cannot become effective until the expiration of the 20-day Period.

The Company is not seeking written consent from any of our other stockholders, and stockholders other than the Consenting Stockholder will not be given an opportunity to vote with respect to the Amendment. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of providing stockholders advance notice of the actions taken, as required by the Exchange Act.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under the NRS to dissent or require a vote of all stockholders.

APPROVAL OF THE REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK

General

Our Board has unanimously approved a proposal to amend Article III of our Articles to effect a one-for-three Reverse Stock Split of the Company's outstanding Common Stock. The Consenting Stockholder has also approved this Amendment. The text of the Amendment is set forth in the Certificate of Amendment to Articles of Incorporation of Blackboxstocks Inc. attached to this Information Statement as Appendix A.

The Amendment provides for the combination of our presently issued and outstanding shares of Common Stock into a smaller number of shares of identical Common Stock. This is known as a "reverse stock split." Under the proposal, each three (3) shares of our presently issued and outstanding Common Stock as of the close of business on the effective date of the Amendment will be converted automatically into one (1) share of our post-Reverse Stock Split Common Stock. Fractional shares of Common Stock will not be issued. Instead, we will issue one (1) full share of our post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split.

Each stockholder will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as he did immediately prior to the Reverse Stock Split, except for adjustments required due to the treatment of fractional shares. The Amendment does not change the number of authorized shares of Common Stock.

Reasons for the Reverse Stock Split

The Board is effectuating the Reverse Stock Split, with the approval of the Consenting Stockholder, with the primary intent of increasing the market price of the Company’s Common Stock to make the Common Stock more attractive to a broader range of institutional and other investors and to facilitate potential uplisting to Nasdaq or another national securities exchange. In addition to potentially increasing the market price of the Common Stock, the Reverse Stock Split would also reduce certain costs to stockholders, as discussed below. Accordingly, for these and other reasons discussed below, the Company believes that effecting the Reverse Stock Split is in the Company’s and the Company’s stockholders’ best interests.

The Board believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus enhance liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Common Stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if the share price of the Common Stock were substantially higher. This factor may also limit the willingness of institutions to purchase the Common Stock. The Board believes that the anticipated higher market price resulting from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in the Common Stock. In addition, the Reverse Stock Split would increase the likelihood that shares of our Common Stock could be listed on Nasdaq or another national securities exchange. The listing rules of the Nasdaq require, among other things, that issuers maintain a minimum share price. By potentially increasing the market price of the Common Stock as a result of the Reverse Stock Split, the Company would be more likely to qualify for listing on Nasdaq. Nevertheless, there can be no assurance that the Reverse Stock Split will increase the market price of the Company’s Common Stock and have the desired effect of allowing the Company’s to meet Nasdaq’s share price requirements.

For the above reasons, the Board believes that the Reverse Stock Split is in the best interests of Blackboxstocks and the stockholders. However, there can be no assurances that the Reverse Stock Split will have the desired consequences.

Effects of the Reverse Stock Split

The reverse stock split will be effected by filing the Amendment with the Secretary of State of the State of Nevada and will be effective upon a date on or after the expiration of the 20-day Period after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about July 15 2019. However, the actual timing of the filing will be determined by our Board based upon its evaluation as to when the filing will be most advantageous to the Company and our stockholders. We reserve the right to forego or postpone filing the Amendment for up to a year if we determine that action to be in the best interests of the Company and the stockholders.

We are currently authorized to issue 100,000,000 shares of Common Stock of which 23,145,500 shares were issued and outstanding at the close of business on the Record Date. Adoption of the Reverse Stock Split will reduce the shares of Common Stock outstanding but will not affect the number of authorized shares of Common Stock. The Reverse Stock Split will have no effect on the par value of the Common Stock.

The effect of the Reverse Stock Split upon holders of Common Stock will be that the total number of shares of our Common Stock held by each stockholder will be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the Reverse Stock Split divided by three (3), then further adjusted to account for any fractional shares. Each of our stockholders will continue to own shares of Common Stock and will continue to share in the assets and future growth of the Company as a stockholder. Each stockholder that would have been entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split will receive one (1) whole share of Common Stock in lieu of such fractional share as a result of the reverse stock split.

The Reverse Stock Split will affect all of the stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of the Company’s stockholders owning a fractional share. As described herein, stockholders holding fractional shares as a result of the Reverse Stock Split will be entitled to one (1) whole share of Common Stock in lieu of such fractional shares. The number of stockholders of record will also not be affected by the Reverse Stock Split. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

Fractional Shares

No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of the Common Stock not evenly divisible by the Split Ratio will be entitled, upon surrender of certificate(s) representing such shares, to new certificate(s) representing the number of shares such stockholder would otherwise be entitled to rounded up to the next whole share.

Authorized but Unissued Shares; Potential Dilution and Anti-Takeover Effects

Adoption of the Reverse Stock Split will reduce the shares of Common Stock outstanding as described elsewhere in this Information Statement. After effecting the Reverse Stock Split, additional shares will be available for issuance from time to time for business purposes as reasonably determined by the Board, without the necessity of soliciting further stockholder approval.

If the Board issues additional shares, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, and such dilution could be substantial.

The significant increase in the proportion of unissued authorized shares to issued shares after the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of our Company with another company).

Discretionary Authority of the Board of Directors to file the Amendment and Abandon Reverse Stock Split

The Reverse Stock Split will become effective upon the filing of the Amendment to our Articles with the Secretary of State of the State of Nevada. The timing of the filing of the Certificate of Amendment that will effectuate the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. Our Board also reserves the right to abandon the Amendment without further action by our stockholders at any time before the effectiveness of the filing with the Nevada Secretary of State of the Amendment, notwithstanding the approval of the Reverse Stock Split by the Consenting Stockholder.

If the Amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Nevada by the close of one year from the Record Date, our Board will abandon the Reverse Stock Split.

No Dissenters’ Rights

Under the NRS, the Company’s stockholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

After the filing of the Amendment, our Common Stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

As soon as practicable after the Amendment is filed, we will cause a letter of transmittal to be forwarded to each holder of record of shares of our Common Stock outstanding as of such date. The letter of transmittal will contain instructions for the surrender of certificates representing shares of pre-Reverse Stock Split Common Stock to our transfer agent in exchange for certificates representing the number of whole shares of post-Reverse Stock Split Common Stock into which the shares of pre-Reverse Stock Split Common Stock have been converted as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to effect the exchange of their certificates because your broker will make the appropriate adjustment to the number of shares held in your account following the Effective Date.

CERTIFICATES SHOULD NOT BE SENT TO US OR THE TRANSFER AGENT BEFORE RECEIPT OF SUCH LETTER OF TRANSMITTAL FROM US.

Until a stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder's shares of pre-Reverse Stock Split Common Stock to the transfer agent and receives in return a certificate representing shares of post-Reverse Stock Split Common Stock, such stockholder's pre-Reverse Stock Split Common Stock shall be deemed equal to the number of whole shares of post- Reverse Stock Split Common Stock to which such stockholder is entitled as a result of the Reverse Stock Split.

Certain Federal Income Tax Considerations

The following discussion describes certain material federal income tax considerations relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The Reverse Stock Split is intended to be a tax-free recapitalization to the Company and its stockholders, except for those stockholders who receive a whole share of Common Stock in lieu of a fractional share. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Stock Split, except for those stockholders receiving a whole share of Common Stock in lieu of a fractional share. The Stockholder’s holding period for the shares of our Common Stock after the Reverse Stock Split will include the period during which the Stockholder held the shares of our Common Stock surrendered in the Reverse Stock Split. The adjusted basis of the shares of Common Stock after the Reverse Stock Split will be the same as the adjusted basis of the shares of Common Stock before the Reverse Stock Split, excluding the basis of fractional shares.

A stockholder who receives a whole share of Common Stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole shares over the fair market value of the fractional share to which the stockholder was otherwise entitled.

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information, as of June 16, 2018, with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Applicable percentages are based upon 23,145,500 shares of Common Stock and 5,000,000 shares of Series A Preferred Stock outstanding as of June 12, 2019. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of 5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock
As a Group	Officers and Directors (1 person)	6,995,000	30%
As Individuals	Gust Kepler	6,995,000	30%
	David Kyle	2,500,000	11%
	Eric Pharis 2 Lake Forest Court Trophy Club, Texas 76262	2,500,000	11%
	Stephen Chiang 8 Kitchener Link City Square Residences #21-14 Singapore 207226	3,000,000	13%
Series A Preferred Stock
As a Group	Officers and Directors (1 person)	5,000,000	100%
As Individuals	Gust Kepler	5,000,000	100%

Stockholders Sharing the Same Last Name and Address

Some banks, brokers, and other record holders may participate in the practice of “householding” information statements. This means that, unless stockholders give contrary instructions, only one copy of this information statement may be sent to multiple stockholders sharing an address. The Company will promptly deliver a separate copy of this document to any stockholder at a shared address upon written or oral request by such stockholder at the following address or telephone number: Blackboxstocks Inc., 5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240, Attn: Corporate Secretary, telephone (972) 726-9203. Any stockholder who wants to receive a separate copy of this information statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact such stockholder’s bank, broker, or other record holder, or contact the Company at the above address or telephone number.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

the Consenting Stockholder who owns shares representing ALL OF OUR ISSUED AND OUTSTANDING SERIES A PREFERRED STOCK HAS CONSENTED TO THE AMENDMENT EFFECTING THE REVERSE STOCK SPLIT. NO FURTHER VOTES OR PROXIES ARE NEEDED AND NONE ARE REQUESTED. THE BOARD IS NOT REQUESTING A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By order of the Board of Directors

/s/ Gust Kepler
Gust Kepler

President and Chief Executive Officer
Dallas, Texas
June 24, 2019

APPENDIX A

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-45201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Blackboxstocks Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article III of the Articles of Incorporation is amended by adding the following:

See Attachment A.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 506,995,000

4. Effective date and time of filing: (optional)	Date:	Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

Attachment A to Certificate of Amendment to Articles of Incorporation of Blackboxstocks Inc.

 As of the close of business on [___________][___], 2019 (4:01 p.m. Eastern Daylight Time) (the “Reverse Split Date”), each three (3) shares of Common Stock issued and outstanding immediately prior to the Reverse Split Date (referred to in this paragraph as the “Old Common Stock”) automatically and without any action on the part of the holder thereof will be reclassified and changed into one (1) share of new Common Stock, par value $0.001 per share (referred to in this paragraph as the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the Company for cancellation, a certificate or certificates (the “New Certificates”, whether one or more) representing the number of whole shares (rounded up to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued. In lieu of any such fractional shares of New Common Stock, each stockholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Company for cancellation, a New Certificate representing the number of shares such stockholder would otherwise be entitled to rounded up to the next whole share. If more than one Old Certificates shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Company shall carry forward any fractional shares until all certificates of that holder have been presented for exchange. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer. From and after the Reverse Split Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the $0.001 par value of each such share.